DANZIGER                                   202 Bentworth Avenue
         &                                 Toronto, Ontario
HOCHMAN                                    M6A 1P8
--------------------------------------------------------------------------------
CHARTERED ACCOUNTANTS                      Tel: 416.730-8050 o Fax: 416.730-8382
                                           www.danzigerhochman.ca
                                           info@danzigerhochman.ca



October 18, 2002


Board of Directors
Microsourceonline Inc.
130 Centennial Parkway North
Hamilton, Ontario
L8E 1H9


Dear Sirs:

This letter is to constitute our consent to include the financial statements of Microsourceonline Inc. and reviewed as of May 31, 2001 and May 31, 2002 in the Registration Statement filed on Form SB-1 contemporaneously herewith and subject to any required amendments thereto.


Yours very truly,

DANZIGER & HOCHMAN


/s/ Gary Cilevitz

Gary Cilevitz, C.A.

GC/rb